EXHIBIT 21.1

                                 IMRGLOBAL CORP.

                              List of Subsidiaries

         The subsidiaries of the Registrant are as follows:

IMRglobal Corp.                                     Organized in U.S.
IMRglobal Nevada Corp.                              Organized in U.S.
IMRglobal - Professional Partners, Inc.             Organized in U.S.
IMRglobal - Orion Consulting, Inc.                  Organized in U.S.
IMRglobal - Neverdahl-Loft & Associates, Inc.       Organized in U.S.
IMRglobal - Cinergi Consulting Partners, Inc.       Organized in U.S.
ECWerks, Inc.                                       Organized in U.S.
IMR Sub A Corp                                      Organized in U.S.
IMR Sub B Corp                                      Organized in U.S.
IMR Sub AB Corp.                                    Organized in U.S.
IMRglobal, LLC                                      Organized in U.S.
IMRglobal Ltd.                                      Organized in Canada
Information Management Resources (U.K.)
  Holding Company                                   Organized in United Kingdom
IMRglobal plc                                       Organized in United Kingdom
IMRglobal (NI) Limited                              Organized in United Kingdom
Lyon Consultants (UK) Ltd.                          Organized in United Kingdom
Atechsys International, Ltd.                        Organized in United Kingdom
IMRglobal, S.A.                                     Organized in France
Atechsys S.A.                                       Organized in France
IMRglobal France Holding SAS                        Organized in France
IMRglobal, Pty Ltd.                                 Organized in Australia
IMRglobal Corp., Ltd.                               Organized in Japan
IMRglobal (India) Limited                           Organized in India
Annika Electronics PVT. LTD.                        Organized in India
Movitone, Ltd.                                      Organized in India
Information Management Resources IOR, Ltd.          Organized in Mauritius
A2 Partners BV                                      Organized in the Netherlands
Atechsys Luxembourg S.A.                            Organized in Luxembourg
Atechsys GmbH                                       Organized in Germany


         Each company does business in the name listed above and/or as "IMRglobal."